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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: June 1, 2001




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 Exact Name of Registrant                Commission          I.R.S. Employer
 as Specified in Its Charter             File Number         Identification No.
 ---------------------------             -----------         ------------------

 Hawaiian Electric Industries, Inc.        1-8503                99-0208097


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                                State of Hawaii
              ---------------------------------------------------
                (State or other jurisdiction of incorporation)



                  900 Richards Street, Honolulu, Hawaii 96813
       ----------------------------------------------------------------
             (Address of principal executive offices and zip code)



Registrant's telephone number, including area code: (808) 543-5662


                                     None
         ------------------------------------------------------------
        (Former name or former address, if changed since last report.)


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Item 5.   Other Events

On June 1, 2001, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. ANNOUNCES APPOINTMENT OF CONSTANCE H. LAU TO ITS BOARD OF DIRECTORS

          HONOLULU -- Hawaiian Electric Industries, Inc. (NYSE - HE) announced that Constance H. Lau has been elected to its board of directors effective today.

          Also effective today is Ms. Lau's appointment as president and chief executive officer of American Savings Bank, F.S.B. (ASB), one of Hawaiian Electric Industries' two core operating subsidiaries. From December 1999 through May 2001, Ms. Lau served as ASB's senior executive vice president and chief operating officer. Prior to joining ASB, Ms. Lau was HEI's Treasurer as well as Chief Financial Officer of HEI Power Corp., HEI's international power subsidiary.

          Ms. Lau is a graduate of Yale University, the University of California Hastings College of the Law and Stanford Graduate School of Business. Ms. Lau is currently a trustee of Kamehameha Schools and Punahou School. She is also a director of the Consuelo Zobel Alger Foundation and Maunalani Foundation.

          "Our board of directors will benefit from Connie's extensive first-hand knowledge of our companies and her dedication to the community," said Robert F. Clarke, chairman, president and chief executive officer.

          HEI is a diversified holding company. Its core businesses are electric utilities, a savings bank and an international power subsidiary.

                                      ###


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HAWAIIAN ELECTRIC INDUSTRIES, INC.
                                                                    (Registrant)


                                        /s/ Curtis Y. Harada
                                        ----------------------------------------
                                        Curtis Y. Harada
                                        Controller
                                        (Principal Accounting Officer of HEI)

                                        Date: June 1, 2001


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